UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010
Western Digital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

20511 Lake Forest Drive
Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On March 31, 2010, Western Digital Corporation (“Western Digital”) and Dr. Hossein M. Moghadam entered into a Separation and General Release Agreement (the “Separation Agreement”) pursuant to which Dr. Moghadam will leave his position as Senior Vice President, Chief Technology Officer of Western Digital, and his employment by Western Digital will terminate, effective March 31, 2010 (the “Separation Date”). Dr. Moghadam, 66, is retiring after leading Western Digital’s advanced technology team for almost 10 years. Going forward, Western Digital’s advanced technology efforts will be led by Dr. William Cain, a senior technologist and a member of Dr. Moghadam’s team for the past several years.
          Pursuant to the Separation Agreement, Dr. Moghadam has agreed to protect Western Digital’s confidential information and to comply with certain non-solicitation and cooperation provisions. The Separation Agreement also provides for a customary general release of claims by Dr. Moghadam, as well as certain other standard terms. Pursuant to the Separation Agreement and applicable law, Dr. Moghadam has up to seven (7) days to revoke the Separation Agreement. If Dr. Moghadam does not revoke the Separation Agreement and complies with his obligations thereunder, he will be entitled to the following separation benefits:
•	a lump sum payment of $820,000, less standard withholding and authorized deductions, payable within thirty (30) days of the Separation Date;

•	a lump sum payment of $76,875, less standard withholding and authorized deductions, which represents a pro-rata portion of Dr. Moghadam’s target bonus opportunity under Western Digital’s Incentive Compensation Plan for the six-month bonus cycle ending July 2, 2010, payable within thirty (30) days of the Separation Date; and

•	Western Digital will make applicable COBRA premium payments to cover Dr. Moghadam’s company-provided medical, dental and/or vision coverage until the earlier of (i) eighteen (18) months following the Separation Date or (ii) Dr. Moghadam’s becoming eligible for equivalent coverage under another employer’s plan(s).
          Under the terms and conditions of the Company’s stock incentive plan and stock option agreement, and based on Dr. Moghadam’s age and years of service, Dr. Moghadam’s outstanding stock options at the date of his separation will automatically vest and become fully exercisable and, in accordance with the stock incentive plan and his option agreements, will remain exercisable during the three (3) year period following his separation.
          The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which Western Digital expects to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Raymond M. Bukaty
Date: March 31, 2010		Raymond M. Bukaty
Senior Vice President, Administration,
General Counsel and Secretary